EMPLOYMENT AGREEMENT


     AGREEMENT dated the ___ day of ______________, ____, between AI ACQUISITION COMPANY, an Arizona corporation, (the "Company"), and ______________, (the "Employee").

                                   WITNESSETH:

     Concurrently with the execution of this Agreement, the Company has acquired the business and substantially all of the assets of Arraid, Inc., an Arizona corporation ("Arraid"), pursuant to the Agreement and Plan of Reorganization among Arraid, the Company, Employee, and others of even date herewith (the "Purchase Agreement"). Employee is a shareholder of Arraid and immediately prior to the execution of this Agreement the Employee was employed by and a key executive of Arraid.

     The Company desires to employ Employee and Employee is willing to accept such employment, all on the terms hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. Employment. The Company hereby employs the Employee as its _________ (or other senior executive level position with the Company) for a period of ______ (__) years from the date of this Agreement, and the Employee hereby accepts such employment.

     2. Duties. The Employee will work with senior management of the Company and of the parent company of the Company, Alanco Environmental Resources Corporation ("Alanco") to promote and extend the business of the Company and he will use best efforts to further and develop existing and new business for the Company worldwide. The Employee shall report to the ________________________.

     The main office of the Company will constitute the Employee's base of operations. The Company may change the location of such office when appropriate to accommodate the Company's needs as determined by Board of Directors of the Company. The Employee, though, will render services away from the main office and travel wherever reasonably required to properly perform his duties hereunder. In connection with all such trips, the Employee will be advanced or reimbursed for all reasonable travel and living expenses provided the Employee submits appropriate documentation for such expenses satisfactory to the Company.

     3. Exclusivity. The Employee will devote all of his working time to performing his duties under this Agreement, and during his employment with the Company, the Employee will not (i) act for his own account in any manner which is competitive with any of the business of the Company or which would interfere with the performance of his duties under this Agreement, or (ii) serve as an officer, director or employee of or advisor to any other business entity without the written consent of the Chief Executive Officer of Alanco, or (iii) invest or have any financial interest, direct or indirect, in any business competitive with any of the business of the Company, provided, however, that notwithstanding the foregoing, the Employee may own up to 1% of the outstanding equity securities of any company engaged in any such competitive business whose shares are listed on a national securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association.

    4.   Compensation.

          4.1 Salary. During the first year of his employment, the Company will pay the Employee a base salary at the rate of $_______ per year in periodic installments consistent with the standard practices of the Company. Said base salary shall be subject to subsequent increase upon review of the Employee's performance by the Chief Executive Officer of Alanco and approval of the Company's Board of Directors. The Employee will not be entitled to overtime or other additional compensation as a result of services performed during evenings, weekends, holidays or at other times.

          4.2 Bonus. It is the intention of the parties that Employee shall receive an annual cash bonus of up to fifty (50%) percent of Employee's base salary upon review of the Employee's performance by the Chief Executive Officer of Alanco and approval of the Company's Board of Directors.

          4.3 Deductions. The Company will deduct and withhold from any compensation payable to the Employee under this Agreement such amounts as the Company is required to deduct and withhold by law. The Company may also deduct and withhold from any such compensation, to the extent permitted by law, such amounts as the Employee may owe to the Company.

    5.   Option To Purchase Alanco Common Stock.

          5.1 Option. Alanco shall grant the Employee a non-statutory option (the "Option"), exercisable as hereinafter provided, to purchase ________ shares of common stock of Alanco with the following performance vesting schedule:

               50% Upon the Company achieving an Annual Running Rate(1) of $15,000,000 sales revenue.

               50% Upon the Company achieving an Annual Running Rate(1) of $25,000,000 sales revenue.

     (1) "Annual Running Rate" shall mean the annualized sales revenues of the Company at any point in time based upon the monthly average sales revenue for the previous three (3) calendar months.

     Each share shall have an exercise price determined to be the average of the NASDAQ closing market price for five (5) trading days prior to the execution of this contract.

          5.2. Exercise of Option: Vesting; Exercise Period. The Option shall irrevocably vest in the Employee upon the Company's attainment of the sales revenue goals referenced in Section 5.1 above, provided that the Employee remains employed by the Company. If the Company terminates the Employee without cause, or if the Employee terminates his employment by reason of the Company's material breach of this Agreement, the Option to purchase all of the above-referenced shares shall vest immediately. The Option may be exercised as to all or any portion of the stock subject to the Option. The Option must be exercised by giving written notice of exercise to Alanco specifying the number of shares of stock as to which the Option is exercised accompanied by a certified or bank check for the full amount of the purchase price. Alanco will issue and deliver to the Employee the certificates or other instruments representing stock purchased within fifteen (15) days after receipt of the notice of exercise and the check for the purchase price. The Option shall terminate five (5) years from the date of this Agreement.

          5.3 Anti-Dilution Provision: Stock Dividends; Stock Splits; Reorganization. If after the date of this agreement the Company issues any stock or other securities upon a stock dividend, stock split, recapitalization, reclassification or other change in its outstanding capital stock, or if any stock or other securities are issued upon a reorganization, merger or consolidation involving the Company, or if any other distribution of the Company's stock or other securities is made on, with respect to, or in exchange for any of its outstanding stock or other securities, then Employee will be entitled to purchase under the Option, for the aggregate purchase price then in effect under the Option, the stock and other securities which he would have held had he exercised the Option with respect to all stock and other securities subject thereto and had he been the owner of record thereof as of the record date for determining the persons entitled to participate in such issuance or other distribution.

          5.4 Termination of Employment; Loss of Unvested Shares. If the Company properly terminates the Employee for cause under this Agreement, or if Employee wrongfully terminates or repudiates his employment hereunder, the Option will terminate with respect to any non-vested options on the effective date of such termination or repudiation without prejudice to any vested options or any prior exercise of the Option, or any stock purchased pursuant to a prior exercise of the Option. For purposes of this section 5.4, "cause" shall mean termination following (i) Employee's conviction of a crime constituting a felony, (ii) Employee engaging in willful and continued misconduct, or (iii) Employee engaging in willful and continued failure to substantially perform Employee's duties with the Company, provided that Employee shall have received written notice of such failure or misconduct and shall have continued to engage in such failure or misconduct after 30 days following receipt of such notice from the Board, which notice specifically identifies the manner in which the Board believes that Employee has engaged in such failure or misconduct. Employee's death or Disability (as defined in Section 8.2 below) shall not terminate any vested options.

          5.5 Transfer of Stock Option. Employee may not transfer, assign, pledge, encumber or grant any rights in the Option or to any stock to be purchased under the Option without the prior written consent of Alanco. Any transfer, assignment, pledge, encumbrance or grant of rights and any attempt thereat which does not comply with the terms of this paragraph will be null and void. Notwithstanding the foregoing, the Employee may make a transfer of vested options to a trust under which (i) the Employee is a trustee for the entire life or term of capacity of the Employee; (ii) the sole authority to vote the stock is held by the Employee for his entire life or term of capacity; and (iii) the Employee is the sole income beneficiary of the portion of the trust consisting of the stock while the Employee is alive. Such right to transfer to a trust will be subject to the Company's right to condition such transfer upon a review of the trust agreement by counsel for the Company and the determination of such counsel that the trust satisfies the foregoing requirements. Any subsequent amendment of the trust agreement governing such trust shall be deemed a new transfer. Moreover, upon the death of the Employee, the trust shall be subject to all of the provisions of this Agreement. The Employee may also transfer vested options by will.

          5.6 Covenants and Warranties. The Company warrants and covenants that:

               (a) it has, and during the term of the Option will maintain, a sufficient quantity of authorized but unissued shares of common stock to satisfy any exercise of the Option;

               (b) during the term of the Option, the Company will furnish the Employee with such additional information as he may from time to time reasonably
request  concerning  the  Company's  business,   operations  and  financial
condition;

               (c) if and as long as shares or other securities of the kind subject to the Option are publicly traded, the Company will register with the appropriate governmental authorities the like shares or securities which are the subject of the Option, so that such shares and securities may, when and if the Option is exercised, be freely traded subject only to any applicable limitation by reason of the Employee's position or positions with the Company at the time of any sale by the Employee of any such shares or other securities;

               (d) if and as long as shares or other securities of the kind subject to the Option are approved for listing on any national or regional securities exchange, the Company will cause the like shares or securities which are the subject of the Option, when and if the Option is exercised, to be approved for listing on such exchange so that they may be freely traded thereon.

     6. Expenses. The Company will reimburse the Employee for all proper, normal and reasonable expenses incurred by the Employee in performing his obligations under this Agreement upon the Employee's furnishing the Company with satisfactory evidence of such expenditures. The Employee will not incur any unusual or major expenditures without the prior written approval of the Chief Executive Officer of Alanco.

     7. Benefits.

          7.1 The Company will provide the Employee, at the Company's expense, with medical, hospital, dental, disability insurance, 401k plan, and other standard benefits offered to the officers of the Company, which are not less favorable than that which it provides to any other employee of the Company.

          7.2 The Employee will be entitled to vacation during each calendar year (January 1 to December 31) in accordance with the Company's standard policies in addition to any holidays which the Company observes. Vacation time must be used during each calendar year; if it is not used, it will be forfeited. No payment will be made for unused vacation time.

          7.3 The Employee's salary and other rights and benefits under this Agreement will not be suspended or terminated because the Employee is reasonably absent from work due to illness, accident or other disability in accordance with the Company's standard policies; but the Company may deduct from the Employee's salary any payment received by the Employee under any disability insurance which the Company provides the Employee pursuant to Section 7.1. The provisions of this Section 7.3 will not limit or affect the rights of the Company under
Section 8.

     8. Death And Disability.

          8.1 If the Employee dies prior to expiration of the term of his employment, all obligations of the Company to the Employee will cease as of the date of the Employee's death, except vested options shall not terminate, but shall pass to Employee's estate. However, the Company shall pay, pro rata, to the estate of the Employee or to whom the Employee may direct, any amounts owing under Sections 4.1 and 4.2 for past services, or Section 6 for reimbursable expenses.

          8.2 If the Employee is unable to perform substantially all of his duties under this Agreement because of illness, accident or other disability (collectively referred to as "Disability"), and the Disability continues for more than three consecutive months or an aggregate of more than six months during any 12-month period, then the Company may suspend its obligations to the Employee under Sections 4.1 and 4.2 on or after the expiration of said 3- or 6-month period until the Company terminates such suspension as hereinafter provided. The Company will terminate any such suspension after the Disability has, in fact, ended and after it has received written notice from the Employee that the Disability has ended and that he is ready, willing and able to perform fully his services under this Agreement. Termination of such suspension will be no later than one week after the Company has received such notice from the Employee.

     If the Employee or the Company asserts at any time that the Employee is suffering a Disability, the Company may cause the Employee to be examined by a doctor or doctors selected by the Company, and the Employee will submit to all required examinations and will cooperate fully with such doctor or doctors and, if requested to do so, will make available to them his medical records. The Employee's own doctor may be present.

    9.   Results of the Employee's Services.

          9.1 The Company will be entitled to and will own all the results and proceeds of the Employee's services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats and other materials (collectively referred to as "Intellectual Property") of any kind created or developed or worked on by the Employee during his employment by the Company the same shall be the sole and exclusive property of the Company; and the Employee will not have any right, title or interest of any nature or kind therein. The Employee will take such action and execute such documents as the Company may request to warrant and confirm the Company's title to and ownership of all such results and proceeds and to transfer and assign to the Company any rights which the Employee may have therein. The Employee's right to any compensation or other amounts under this Agreement will not constitute a lien on any results or proceeds of the Employee's services under this Agreement.

          9.2 The Employee acknowledges that the violation of any of the provisions of Section 9.1 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled, without posting bond or other security, to injunctive and other equitable relief to enforce the provisions of that Section; but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

     10. Insurance. If the Company desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident or other insurance covering the Employee, the Company may do so and may take out such insurance for any sum that it deems desirable. The Employee will have no right, title or interest in or to such insurance. The Employee nevertheless will assist the Company in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

     11. Uniqueness Of Services. The Employee acknowledges that (i) the Company acquired the business and assets of the Company in reliance on the Employee entering into this Agreement, and (ii) that his services hereunder are of a special, unique, unusual, extraordinary and intellectual character, the loss of which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, the Company will be entitled, without posting bond or other security, to injunctive and other equitable relief to prevent or cure any breach or threatened breach of this Agreement by the Employee, but no action for any such relief shall be deemed to waive the right of the Company or the Company to an action for damages.

     12. Confidentiality; Non-Competition.

          12.1 Confidentiality. The Employee will not, during or after the term of this Agreement, disclose to any third person or use or take any personal advantage of any confidential information or any trade secret of any kind or nature obtained by him during the term hereof or during his employment by the Company.

          12.2 Non-Competition. To the full extent permitted by law, the Employee will not for a period of two years following the termination of his employment with the Company (the "Restricted Period"):

               (i) attempt to cause any person, firm or corporation which is a customer of or has a contractual relationship with the Company at the time of the termination of his employment to terminate such relationship with the Company, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Company;

               (ii) attempt to cause any employee of the Company to leave such employment;

               (iii) engage in any activity or perform any services competitive with any business conducted by the Company at the time of such termination.

     Notwithstanding the foregoing, in the event the Employee is terminated by the Company without cause (as defined in Section 13 below), or if the Employee terminates his employment by reason of the Company's material breach of this Agreement, the Restricted Period shall be the longer of (i) one year following such termination of employment, or the term ending two years after the closing of the Purchase Agreement.

          12.3 The Employee acknowledges that the violation of any of the provisions of this Section 12 will cause irreparable loss and harm to the Company which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Company will be entitled, without posting bond or other security, to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof, but no action for any such relief shall be deemed to waive the right of the Company to an action for damages.

     13. Severance Upon Termination Without Cause. In the event the Employee is terminated by the Company without cause, or if the Employee terminates his employment by reason of the Company's material breach of this Agreement, the Company shall pay severance pay to Employee equal to the lesser of (i) twelve
(12) months base salary or (ii) the amount of the remaining base salary which would have been paid to Employee hereunder if Employee had not been so terminated. For purposes of this section 13, "cause" shall mean termination following (i) Employee's conviction of a crime constituting a felony, (ii) Employee engaging in willful and continued misconduct, or (iii) Employee engaging in willful and continued failure to substantially perform Employee's duties with the Company, provided that Employee shall have received written notice of such failure or misconduct and shall have continued to engage in such failure or misconduct after 30 days following receipt of such notice from the Board, which notice specifically identifies the manner in which the Board believes that Employee has engaged in such failure or misconduct.

     14. Governing Law; Remedies

          14.1 This Agreement has been executed in the State of Arizona and shall be governed by and construed in all respects in accordance with the internal laws of the State of Arizona.

          14.2 Except as otherwise expressly provided in this Agreement, any dispute or claim arising under or with respect to this Agreement will be resolved by arbitration in Phoenix, Arizona, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration
Association before a single arbitrator appointed by said Association. The decision or award of the arbitrator shall be final and binding upon the parties. Any arbitration award may be entered as a judgment or order in any court of competent jurisdiction.

          14.3 Notwithstanding the provisions for arbitration contained in this Agreement, the Company will be entitled to injunctive and other equitable relief from the courts as provided in Sections 9.2, 11 and 12.3 and as the courts may otherwise determine appropriate; and the Employee agrees that it will not be a defense to any request for such relief that the Company has an adequate remedy at law. For purposes of any such proceeding, the Company and the Employee submit to the non-exclusive jurisdiction of the courts of the State of Arizona and of the United States located in the County of Maricopa State of Arizona, and each agrees not to raise and waives any objection to or defense based on the venue of any such court or forum non conveniens.

          14.4 A court of competent jurisdiction, if it determines any provision of this Agreement to be unreasonable in scope, time or geography, is hereby authorized by the Employee and the Company to enforce the same in such narrower scope, shorter time or lesser geography as such court determines to be reasonable and proper under all the circumstances.

          14.5 The Company will also have such other legal remedies as may be appropriate under the circumstance including, inter alia, recovery of damages occasioned by a breach. The Company's rights and remedies are cumulative and the exercise or enforcement of any one or more of them will not preclude the Company from exercising or enforcing any other right or remedy.

     15. Severability of Provisions. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, the remainder of this Agreement, and the application of such provision other than to the extent it is held invalid, will not be invalidated or affected thereby.

     16. Waiver. No failure by any party to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to it will constitute a waiver. No breach or default of any provision of this Agreement will be waived, altered or modified, and no party may waive any of its rights, except by a written instrument executed by the affected party. No waiver of any breach or default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

     17. Miscellaneous.

          17.1 This Agreement may be amended only by an instrument in writing signed by the Company and the Employee, and as approved by the Chief Executive Officer of Alanco.

          17.2 This Agreement shall be binding upon the parties and their respective successors and assigns. The Company may, without the Employee's consent, transfer or assign any of its rights and obligations under this Agreement to any corporation which, directly or indirectly, controls or is controlled by the Company or is under common control with the Company or to any corporation succeeding to all or a substantial portion of the Company's business and assets, provided that the Company shall not be released from any of its obligations under this Agreement, and provided further that any such transferee or assignee agrees in writing to assume all the obligations of the Company hereunder. Control means the power to elect a majority of the directors of a corporation or in any other manner to control or determine the management of a corporation. Except as provided above, neither the Company nor the Employee may, without the other's prior written consent, transfer or assign any of their or his rights or obligations under this Agreement, and any such transfer or assignment or attempt thereat without such consent shall be null and void.

          17.3 All notices under or in connection with this Agreement shall be in writing and may be delivered personally or sent by mail, courier, or other written means of communication to the parties at their addresses set forth below or to such other addresses as duly specified by the parties:

                  (a)      if to Alanco:

                           Alanco Environmental Resources Corporation
                           Attn: Chief Executive Officer
                           15900 North 78th Street, Suite 101
                           Scottsdale, Arizona 85260

                  (b)      if to the Company
                           AI Acquisition Company
                           Attn: Chairman
                           15900 North 78th Street, Suite 101
                           Scottsdale, Arizona 85260

                  (c)      if to the Employee:
                           Name
                           Address
                           City, ST  Zip

                  Notice will be deemed given on receipt.

          17.4 Section headings are for purposes of convenient reference only and will not affect the meaning or interpretation of any provision of this Agreement.

          17.5 This Agreement constitutes the entire agreement of the parties and supersedes any and all prior agreements or understandings between them.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


COMPANY:

AI ACQUISITION COMPANY


By: /s/ Robert R. Kauffman
    ----------------------------
    Robert R. Kauffman, Chairman


EMPLOYEE


--------------------------------
Name

For the purpose of confirming the Option to purchase Alanco common stock contained herein:

ALANCO ENVIRONMENTAL RESOURCES CORPORATION an Arizona corporation


By: /s/ Robert R. Kauffman
    -----------------------
    Robert R. Kauffman, CEO



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